UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: October 30, 2017

ANADARKO PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices)

Registrant’s telephone number, including area code (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On October 30, 2017, Anadarko Petroleum Corporation (the “Company”) amended and restated, effective as of January 1, 2017, the Anadarko Petroleum Corporation Savings Restoration Plan (the “Restoration Plan”), which plan was originally established effective as of January 1, 1995. The Restoration Plan is intended to restore certain benefits that cannot be provided under the Anadarko Employee Savings Plan (the “Savings Plan”) due to certain limitations under the Internal Revenue Code regarding participant and Company contributions that are applicable to the Savings Plan (the “IRC Limitations”). The benefit provided under the Restoration Plan is generally equal to the excess, if any, of the Company matching contributions and personal wealth account contributions (which personal wealth account contributions are in an amount equal to 4% of eligible compensation and apply only to individuals who participate in the personal wealth account portion of the Savings Plan) that would have been allocated to a participant’s account under the Savings Plan without regard to the IRC Limitations over the amounts that were, in fact, allocated to the participant’s account under the Savings Plan. Participants in the Restoration Plan include most of the Company’s officers as well as many other Company employees whose benefits under the Savings Plan are limited due to one or more of the IRC Limitations.

Prior to the amendment and restatement of the Restoration Plan that was adopted on October 30, 2017 (the “Restatement”), all amounts credited to a participant’s account under the Restoration Plan were fully vested at all times, except that the portion of such account attributable to the personal wealth account contributions made under the Savings Plan vested upon the participant’s completion of three years of vesting service under the Savings Plan. In order to simplify the administration of the Restoration Plan, the Restatement provides for full and immediate vesting at all times of a participant’s entire account under such plan, including the portion of such account attributable to the personal wealth account contributions made under the Savings Plan. Prior to the Restatement, Mitchell W. Ingram was the only named executive officer who had an unvested account credit under the Restoration Plan attributable to personal wealth account contributions. Accordingly, as a result of the Restatement, Mr. Ingram became fully vested in such portion of his account under the Restoration Plan effective as of January 1, 2017 rather than on November 1, 2018, which is the date he would have completed three years of vesting service under the Savings Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2017

ANADARKO PETROLEUM CORPORATION
(Registrant)

By:	/s/ AMANDA M. MCMILLIAN
Amanda M. McMillian
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

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